Exhibit 99.1

5151 Edina Industrial Blvd., Suite 575, Minneapolis, MN 55439 | (952) 405-6216 | www.petvivo.com

PRESS RELEASE:

Michael Handley Joins PetVivo Holdings, Inc. Board of Directors

MINNEAPOLIS, MN, US, September 22, 2026 — PetVivo Holdings, Inc. (OTCQX: PETV) (the “Company”), together with its subsidiaries PetVivo Animal Health, Inc., Somatrix Technologies, Inc. and PetVivo AI, Inc., an emerging biomedical device company focused on the commercialization of innovative medical devices and therapeutics for companion animals, today announced the appointment of Michael K. Handley to its Board of Directors, effective September 22, 2026.

“We are pleased to welcome Michael Handley to PetVivo’s Board of Directors,” said John Lai, Chief Executive Officer of PetVivo Holdings, Inc. “Michael brings extensive experience in building life sciences companies, raising capital and guiding technologies through development and commercialization. His perspective across biotechnology, pharmaceuticals and medical devices will be valuable as we work to expand adoption of our products, evaluate strategic opportunities and build long-term shareholder value.”

Mr. Handley is a life sciences executive and board director with more than 25 years of experience in the biotechnology, pharmaceutical and medical device industries. He has raised more than $700 million in public and private capital, supported more than 80 global product launches, and led or contributed to transactions with an aggregate value exceeding $4 billion. His experience spans corporate strategy and governance, capital markets, mergers and acquisitions, licensing, clinical development, regulatory affairs and global commercialization.

Mr. Handley most recently served as Chief Executive Officer and a director of Valion Bio, Inc. Previously, he was President, Chief Executive Officer and Chairman of Statera Biopharma, Inc., and held chief executive and director roles at Immune Therapeutics, Corp and Armis Biopharma. He also helped found Vessix Vascular, Inc., where he served as Vice President of Clinical, Quality and Regulatory until its acquisition by Boston Scientific Corporation in 2012.

Mr. Handley graduated cum laude from Colorado State University with a B.S. in Molecular Biology and Physiology. He attended the Executive MBA program at Pepperdine University and completed the Global C-Suite Program at the Wharton School of the University of Pennsylvania.

“I am excited to join PetVivo’s Board and work with John and the leadership team,” said Mr. Handley. “PetVivo’s focus on bringing innovative technologies to veterinary medicine, together with the potential to develop applications in human health, aligns closely with my experience in life sciences development and commercialization. I look forward to helping the Company evaluate growth opportunities, develop strategic relationships and advance its business in ways that support veterinarians, the animals they care for and, over time, potential human healthcare applications, while building long-term shareholder value.”

Mr. Handley fills the vacancy created by Joseph Jasper’s resignation, effective September 22, 2026. The Board thanks Mr. Jasper for his leadership, guidance and contributions during his tenure. Following these changes, the Board continues to consist of six directors.

About PetVivo Holdings, Inc.

PetVivo Holdings, Inc. (OTCQX: PETV), together with its subsidiaries PetVivo Animal Health, Inc., Somatrix Technologies, Inc. and PetVivo AI, Inc., is an emerging biomedical device company focused on the development, manufacturing, commercialization and licensing of innovative medical devices, biomaterials and therapeutics for animal and human health. The Company’s strategy is to leverage its proprietary technologies, intellectual property and scientific expertise to develop and commercialize products addressing unmet needs across veterinary and human medicine.

PetVivo has a robust pipeline of products for the treatment of animals and people. A portfolio of twelve issued and pending patents and six trade secrets protect the Company’s biomaterials, products, production processes and methods of use. The Company’s lead product, SPRYNG® with OsteoCushion® technology, a veterinarian-administered, intra-articular injection for the management of lameness and other joint-related afflictions, including osteoarthritis, in cats, dogs and horses, is currently available for commercial sale.

Company Contact

John Lai, CEO

PetVivo Holdings, Inc.

Email Contact

Tel (952) 405-6216

Forward-Looking Statements

The foregoing information regarding PetVivo Holdings, Inc. (the “Company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026 and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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